Exhibit 99.1

January 30, 2025

Liberty Broadband Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) will host a conference call to discuss results for the fourth quarter of 2024 on Thursday, February 27th at 11:15 a.m. E.T. Before the open of market trading that day, Liberty Broadband will issue a press release reporting such results, which can be found at https://www.libertybroadband.com/investors/news-events/press-releases. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, confirmation code 13749591, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Broadband website at https://www.libertybroadband.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the Liberty Broadband website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI provides data, mobile, video, voice and managed services to consumer, business, government and carrier customers throughout Alaska, serving more than 200 communities. The company has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation